Exhibit 99.1

Motive Gains Market Momentum with New Customer Wins and Strong Demand for Home

Device Manager

CEO Says Progress Driven by Strategic Focus

AUSTIN, Texas, November 8, 2006 – Motive, Inc. (OTC: MOTV), a leading provider of broadband management software, today announced significant market successes, signing 18 new customers in the first nine months of 2006, extending relationships with existing customers, and bringing its total record to 14 wins in competitive tenders for the company’s Motive Home Device Manager TM (HDM) product.

“The combination of new customer wins and existing customers choosing to invest in Motive Home Device Manager confirms that our strategy to focus on the needs of a single market sector – the communications industry – is working,” said Alfred Mockett, Motive’s chairman and chief executive officer. “This achievement – along with recent key management appointments – clearly demonstrates our continued focus on our business as we complete the restatement.”

As announced April 3, 2006, Motive is restating its financial results for periods dating back to 2001. The company said in an October 16, 2006 filing with the Securities and Exchange Commission that it may not make its November 30, 2006 target date for completing the restatement.

“Motive remains resolutely focused on our business during the restatement process, as evidenced by our strong achievements over the past nine months,” Mr. Mockett said. “We are committed to addressing all past accounting issues and putting them definitively behind us. At the same time, we have retained our strategic focus and continue to advance our leadership position within the broadband industry.”

Eight of the 18 of new customer wins in the nine-month period were driven by demand for Motive HDM. Since it became available in 2005, HDM has won 14 out of 16 competitive tenders for device management including both sales to new customers as well as extensions of Motive’s relationships with existing customers. Motive HDM customers include BT, one of the world’s leading providers of communications services, as well as one of the leading North American broadband service providers.

HDM enables broadband service providers to remotely manage equipment in consumers’ homes such as residential gateways, internet protocol (IP) set-top boxes and Voice-over IP (VoIP) terminal adapters. According to research from industry analysts at The Diffusion Group, consumer demand for networked devices is expected to grow from 280 million (3.8 connected devices per home network) in 2006 to 974 million (6.1 connected devices per home network) in 2010.

Momentum Driven By Strategic Focus

Motive attributed its market momentum to its refocused strategy, reflecting its extensive experience and relationships in the broadband industry which enable the company to anticipate and address customer needs. More than 50 broadband providers worldwide use Motive’s software. As a result, Motive’s customers represent 80 percent of DSL subscribers in North America and 50 percent of DSL subscribers in Western Europe.

“Motive’s winning record in competitive deals is no coincidence,” said Mr. Mockett. “Our customers choose Motive because we help them solve problems with the deployment of IP-based broadband services. Our continued commitment to open standards and interoperability remains a major key to our success.”

Mr. Mockett, who was appointed chief executive in late February, said Motive’s three-year strategy now focuses on five key initiatives:

•	Achieve profitable revenue growth: Motive plans to expand its product portfolio through ongoing development activities, as well as acquisitions of strategic technologies. Mr. Mockett said the company, while continuing to emphasize prudent cost management, expects to reinvest approximately 20 percent of its revenue to create new intellectual property.

•	Strengthen vertical market focus: Motive will continue to focus on a single market sector – the communications industry – where it has built significant domain expertise. “We will provide operator-focused products that transform the way services are managed,” Mr. Mockett said. “Our focus will be on functionality that delivers an integrated experience for installation, daily use and restoration of IP services.”

•	Expand target market: Building on its success in HDM, Motive intends to address the Mobile Device Management (MDM) market for network operators, mobile virtual network operators (MVNOs), resellers and others. “Mobility is the logical extension of our success-to-date in HDM,” Mr. Mockett said, adding that Motive intends to acquire and/or develop a broader set of service management capabilities to make its MDM offering comparable with HDM.

•	Broaden business model: Motive plans to expand its business model by:

-	Offering existing legacy-product clients the opportunity to convert term licenses to fully paid-up, capacity-based perpetual licenses

-	Bidding on integration work for systems that interface with newly installed Motive applications

-	Expanding professional services beyond hosting to applications management outsourcing and business process outsourcing

-	Driving business to “pay-as-you-go” models that directly connect the growth of Motive revenue to growth of its customers’ IP services.

•	Expand channel strategy: Motive will continue to expand its addressable market with service providers in two ways – using direct resources to reach out to “tier one” operators, while partnering with large-scale system integrators and hardware providers as indirect sales channels for “tier two” and “tier three” operators. “Prioritizing our outreach and effectively managing our channels to minimize conflict and better match product form with channel abilities should improve our ability to ‘close the deal,’ which is, of course, the ultimate goal,” Mr. Mockett explained.

“Motive’s strategic initiatives should enable us to build the scale necessary for our customers to continue to entrust us with their mission-critical systems,” he emphasized. “Added scale will deliver depth of resources – in capital, talent and technology – that are crucial to Motive’s future success.”

Outlook

As of September 30 Motive had a cash position of $44 million and zero debt. Motive’s cash position was unchanged from its $44 million cash balance at June 30, 2006. “Even though our cash position did not change this past quarter, we expect our ‘cash flow’ will continue to be lumpy,” said Mr. Mockett, “as our quarterly performance is highly dependent on the timing of cash receipts from large contracts and cash expenditures associated with the ongoing restatement process, SEC inquiry and securities litigation. Operating cash flow will continue to be variable through the first half of 2007,” Mr. Mockett added. “We expect it to be affected by three factors: development spending necessary to capitalize on growth opportunities, lead time to introduce and gain acceptance for the expanded product and service portfolio, and migration to a pay-as-you go business model.

“I am very pleased with our operational performance for the year to date,” said Mr. Mockett. “Our first priority is to translate that operational success into financial performance. The company has the discipline necessary to prudently manage its cash and continues to work diligently on its cost base.”

As of September 30, 2006 headcount stood at 267 compared with 353 a year ago, a reduction of 24 percent.

Referring to operational performance, Mr. Mockett said, “While I am delighted with our new customer wins and renewal rate for the first nine months of the year it would be prudent to anticipate some modest customer loss going forward, as the communications sector continues to consolidate and as some of the smaller players deal with cash constraints.”

“We have clearly defined Motive’s strategy and are in a strong market position in an exciting part of the market,” Mr. Mockett said. “We have a seasoned management team bolstered with the recent appointment of a chief operating officer, a chief financial officer, and a chief legal counsel, a strong board and strategic alliances in place.”

About Motive, Inc.

Motive, Inc. (OTC: MOTV) has pioneered a unique approach to designing broadband management services into Internet-era networks, systems and applications. Motive’s software makes complex products and services self-managing, reducing overhead costs and optimizing customers’ return on investment. Companies worldwide have relied on Motive’s software to provide a range of problem remediation and configuration management tasks for more than 45 million endpoints. Founded in 1997, Motive is headquartered in Austin, Texas, and has offices in Europe and Asia. For more information, visit www.motive.com.

Motive and the Motive logo are trademarks or registered trademarks of Motive, Inc. All other products or services mentioned herein are trademarks of their respective holders.

Forward-Looking Statements

This press release contains certain forward looking statements, within the meaning of the federal securities laws, which are identified by the use of the words “believes”, “expects”, “anticipates”, “will”, “contemplates”, “would”, “should”, “may”, “estimate”, “intend”, “plan” and similar expressions that contemplate future events. These forward-looking statements are subject to risks and uncertainties that could cause our actual results or performance to differ materially from that indicated in the forward-looking statements. These risks and uncertainties include, but are not limited to, anticipated customer demand for our products and services, our ability to charge and collect amounts due from our customers, our concentrated customer base and our dependency on a small number of relatively large orders, our ability to attract and retain customers, our mix of perpetual and term licenses, the effect of the timing of recognition of revenue from our licensed products, our typically long sales cycle, our strategic alliance and distribution arrangements, the adequacy of our liquidity and capital resources, our ability to control expenses, the rapid pace of technological change, the strength of competitive offerings from other providers, our ability to market our products in new geographic areas, the compatibility of our software with hardware and software platforms that are used by our customers and their subscribers now or in the future, our ability to attract and retain key personnel, the intensely competitive nature of the market for our products and services, our ability to timely complete the restatement of our historical financial results and complete and file our delinquent SEC reports, the fact that our historical financial results are not finalized and are subject to change, the outcome of an ongoing the SEC inquiry, the outcome of pending securities and shareholder derivative litigation, and those additional risk factors and uncertainties discussed in our filings with the Securities Exchange Commissions, which are available at www.sec.gov. Statements included in this press release are based upon information known to us as of the date of this press release, and we assume no obligation to update any information contained in this press release.

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Investor Contact:

Mike Fitzpatrick

Motive, Inc.

512.531.1044

ir@motive.com

Media Contact:

Jenny Remington

Motive, Inc.

512.531.1961

pr@motive.com